                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Applied Power Inc. pertaining to the ZERO Corporation 1988 Stock Option Plan and the ZERO Corporation 1994 Stock Option Plan of our report dated March 23, 1998, on the consolidated financial statements of VERO Group plc as at December 31, 1997, and for the year then ended included in Amendment No. 1 (Form 8-K/A) to the Current Report (Form 8-K) of Applied Power Inc. dated June 30, 1998, filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG

Southampton, England
August 12, 1998